Exhibit 10.1

EXECUTION COPY

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 3, 2013 (this “Agreement”), by and between Platinum Infant Formula Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”), Feihe International, Inc., a Utah corporation (the “Company”), and the shareholders of the Company listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”).  Capitalized terms used herein but not defined shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Diamond Infant Formula Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdco”), Parent, Infant Formula Merger Sub Holding Inc., a Utah corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which at the effective time under the Merger Agreement (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, as of the date hereof, each Shareholder Beneficially Owns the Existing Shares (as defined below);

WHEREAS, the Shareholders intend and are obligated to contribute their Securities (as defined below) to Parent immediately prior to the consummation of the Merger pursuant to a contribution agreement entered into in connection with the Merger Agreement dated as of the date hereof (the “Contribution Agreement”); and

WHEREAS, as a condition to the willingness of and material inducement to Holdco, Parent, Merger Sub and the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, each Shareholder has agreed to enter into this Agreement, pursuant to which such Shareholder is agreeing, among other things, to vote all of the Securities (as hereinafter defined) it Beneficially Owns in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.   Certain Definitions.  For purposes of this Agreement:

(a)         “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)         “Company Shares” means the shares of common stock, par value $0.001 per share, of the Company.

(c)         “Existing Shares” means the Company Shares as set forth opposite such Shareholder’s name on Schedule A hereto.  In the event of a stock dividend or distribution, or any change in the Company Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like other than pursuant to the Merger, the term “Existing Shares” will be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the Existing Shares may be changed or exchanged as well as the Existing Shares that remain.

(d)         “Securities” means the Existing Shares together with any Company Shares and other voting securities of the Company which the Shareholder acquires Beneficial Ownership of after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

Section 2.   Representations and Warranties of Shareholders.  Each Shareholder, severally and not jointly, hereby represents and warrants to Parent and the Company as follows:

(a)         Ownership of Company Shares.  As of the date hereof and at all times prior to the termination of this Agreement, such Shareholder Beneficially Owns and has good and valid title to (and will Beneficially Own unless any Existing Shares are Transferred pursuant to Section 7(a) hereof, and have good and valid title to) a number of Company Shares no less than the Existing Shares set forth opposite such Shareholder’s name on Schedule A.  Such Shareholder has and will have at all times through the termination of this Agreement sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 7 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to the Existing Shares set forth opposite such Shareholder’s name on Schedule A and any other Securities, with no limitations, qualifications or restrictions on such power, subject to applicable securities Laws and the terms of this Agreement.  As of the date hereof, neither such Shareholder nor any of his Affiliates Beneficially Owns any Securities other than the Existing Shares set forth opposite such Shareholder’s name on Schedule A.  None of the Existing Shares of such Shareholder is the subject of any commitment, undertaking or agreement, contingent or otherwise, the terms of which relate to or could give rise to the Transfer of any Existing Shares or would affect in any way the ability of such Shareholder to perform its, his or her obligations as set out in this Agreement.  Such Shareholder has not appointed or granted any proxy inconsistent with this Agreement with respect to the Securities.

(b)         Authority.  Such Shareholder has the requisite power to agree to all of the matters set forth in this Agreement with respect to the Securities he Beneficially Owns and the full authority to vote, Transfer and hold all the Securities he Beneficially Owns, with no limitations, qualifications or restrictions on such power, subject to applicable securities Laws and the terms of this Agreement.

(c)         Power; Binding Agreement.  Such Shareholder has the legal capacity and authority to enter into this Agreement and to perform all of his obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by Parent and the Company, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d)         No Conflicts.  None of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of any of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof (i) violates any Law applicable to such Shareholder or any of such Shareholder’s properties or assets, (ii) results in or constitutes (with or without notice or lapse of time or both) any breach of or default under, or result in the creation of any lien or encumbrance or restriction on, such Shareholder or any of the Securities of such Shareholder, including pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which the Securities of such Shareholder is bound or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any Governmental Authority.  There is no beneficiary, trustee or holder of a voting trust certificate or other interest in such Shareholder whose consent is required for the execution and delivery of this Agreement of the performance by such Shareholder of the obligations hereunder.

(e)         No Encumbrance.  The Existing Shares are free and clear of Liens other than as created by this Agreement, the Contribution Agreement and the Consortium Agreement dated as of October 3, 2012 by and between Mr. You-Bin Leng and MSPEA IMF Holding Limited .

(f)         No Litigation.  Except for any shareholder litigation in connection with the Merger, there is no action, suit, investigation, complaint or other proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder or the Securities of such Shareholder at Law or in equity before or by any Governmental Authority or any other person that could reasonably be expected to impair the ability of such Shareholder to perform his obligations under this Agreement on a timely basis.

(g)         Reliance.  Such Shareholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

Section 3.            Representations and Warranties of the Parent. Parent hereby represents and warrants to each Shareholder and the Company that:

(a)         Power; Binding Agreement.  Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Shareholders and the Company, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)         No Conflicts.  None of the execution and delivery of this Agreement by Parent, the consummation by Parent of any of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the articles of association of Parent, (ii) violates any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their respective properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any Governmental Authority.

Section 4.   Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder and Parent that:

(a)         Power; Binding Agreement.  The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Shareholders and Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)         No Conflicts.  None of the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the articles of association of the Company, (ii) violates any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any Governmental Authority.

Section 5.   Disclosure.  Unless required by Law or legal process, each Shareholder shall not, and shall cause his Affiliates and Representatives not to, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent and the Company.  Each Shareholder (a) consents to and authorizes the publication and disclosure by Parent and the Company of such Shareholder’s identity and ownership of the Securities and the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines in its good faith judgment is required to be disclosed by Law (including the rules and regulations of the SEC) in any press release, any Current Report on Form 8-K, the Proxy Statement, the Schedule 13E-3 and any other disclosure document in connection with the Merger Agreement and any filings with or notices to any Governmental Authority in connection with the Merger Agreement (or the transactions contemplated thereby) and (b) agrees promptly to provide to Parent and the Company any information it may reasonable request for the preparation of any such documents.

Section 6.   Additional Securities.  Each Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder shall promptly (and in any event within twenty-four (24) hours) notify Parent and the Company of the number of any additional Securities acquired by such Shareholder after the date hereof.

Section 7.   Transfer and Other Restrictions.  Prior to the termination of this Agreement, each Shareholder hereby irrevocably and unconditionally agrees not to, and to cause each of his Affiliates not to, directly or indirectly:

(a)         offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or enter into a loan of (collectively, “Transfer”), any or all of the Securities such Shareholder Beneficially Owns or any interest therein, except (i) pursuant to the Contribution Agreement or the Merger Agreement, or (ii) any Transfer to an Affiliate of such Shareholder, provided that such Affiliate shall have agreed in writing in a form reasonably acceptable to Parent and the Company to be bound by this Agreement;

(b)         grant any proxy or power of attorney with respect to any of the Securities he Beneficially Owns, or deposit any of the Securities he Beneficially Owns into a voting trust or enter into a voting agreement or arrangement with respect to any such Securities except as provided in this Agreement; or

(c)         take any other action that would prevent or materially impair the Shareholder from performing any of his obligations under this Agreement or that would make any representation or warranty of such Shareholder hereunder untrue or incorrect or have the effect of preventing or materially impairing the performance by the Shareholder of any of his obligations under this Agreement or that is intended, or would reasonably be expected, to impede, frustrate, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by any Shareholder of his obligations under this Agreement.

Any purported Transfer in violation of this Section 7 shall be null and void.

Section 8.             Voting of the Securities.  Except during such time (if any) as a Change of Recommendation has occurred and is continuing, each Shareholder (severally and not jointly) covenants and agrees solely with respect to itself that, during the period commencing on the date hereof and continuing until termination of this Agreement in accordance with its terms:

(a)         at the Shareholders’ Meeting and any other meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, or in any other circumstances upon which any vote, consent or other approval with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, each Shareholder shall (solely in its capacity as a beneficial owner of the Securities owned by it) (i) if a meeting is held, appear at such meeting or otherwise cause the Securities it Beneficially Owns to be counted as present thereat for purposes of establishing a quorum and (ii) vote (or cause to be voted) such Securities in favor of the approval and adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and any actions required in furtherance thereof,

(b)         at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, each Shareholder shall (solely in its capacity as a beneficial owner of the Securities owned by it), to the extent the Securities may vote on the matter in question, vote against the approval of any Alternative Transaction or the approval of any other action contemplated by an Alternative Transaction.

Notwithstanding anything to the contrary herein, this Section 8 shall not limit or restrict any Shareholder who serves as a member of the board of directors of the Company in action in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities.

Section 9.             Grant of Proxy.  In the event and only in the event of a breach or threatened breach by a Shareholder of its obligations under Section 8, such breaching Shareholder or such Shareholder threatening to breach hereby irrevocably grants to Parent (and any designee of Parent) a proxy (and appoints Parent or any such designee of Parent as its attorney-in-fact, with full power of substitution) to vote or grant a consent or approval with respect to all of the Securities Beneficially Owned by it, for and in the name, place and stead of such Shareholder, for each of the matters set forth in Section 8.  Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 9 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest, may under no circumstances be revoked and shall survive the death, dissolution, bankruptcy or other incapacity of such Shareholder. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 10.           Termination.  This Agreement shall terminate on the earlier to occur of: (a) termination of the Merger Agreement in accordance with its terms and (b) the Effective Time; provided, that the provisions set forth in Section 5 and Section 10 shall survive the termination of this Agreement; provided, further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

Section 11.           Miscellaneous.

(a)         Entire Agreement.  This Agreement (together with the Merger Agreement and the Contribution Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

(b)         Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

(c)         Amendment; Modification and Waiver.  This Agreement may not be amended, altered, supplemented or otherwise modified except upon the execution and delivery of a written agreement executed by each party hereto.

(d)         Interpretation.  When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including any schedules and exhibits hereto, and not to any particular provision of this Agreement.  Any pronoun shall include the corresponding masculine, feminine and neuter forms.  References to “party” or “parties” in this Agreement mean each Shareholder, Parent and the Company.

(e)         Notices.  All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to a Shareholder to such Shareholder in accordance with the contact information set forth next to such Shareholder’s name on Schedule A;

(ii)	if to Parent, to:

c/o Intertrust Corporate Services (Company) Limited
87 Mary Street
Georgetown, Grand Cayman KY1-9005
Cayman Islands
Attention:        Mr. Boris Brady
Facsimile:        +1 345 945 4757

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 30th Floor, China World Office 2 1 Jianguomenwai Avenue Beijing 100004, PRC
Attention:	Michael Gisser / Peter X. Huang
Facsimile:	+86 10 6535 5577
E-mail:	Michael.Gisser@skadden.com
Peter.Huang@skadden.com

(iii)	if to Company, to:

Star City International Building,
10 Jiuxianqiao Road, C-16th Floor
Chaoyang District
Beijing, PRC 100016

Attention:        Judy Tu
Facsimile:        + 86 10 6431 1050

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Yin Tai Centre, Office Tower, 37th Floor
No. 2 Jianguomenwai Ave.
Chao Yang District
Beijing 100022
Attention:        David J. Roberts/Paul Scrivano
Facsimile:        +86 10 6563 4201

(f)          Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(g)         Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached.  It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal courts of the United States of America located in New York, this being in addition to any other remedy to which they are entitled at Law or in equity, without the requirement to post bond or other security.

(h)         No Survival.  None of the representations, warranties, covenants and agreements made in this Agreement shall survive the termination of the Agreement in accordance with its terms, except for the agreements in Section 5 and this Section 10.

(i)         No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is  intended or shall confer upon any person other than the parties hereto and their respective successors and assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

(j)         Governing Law.  This Agreement shall be interpreted, construed and governed by and in in accordance with, the Laws of the State of New York, without regard to the conflicts of laws principles thereof.

(k)         Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any such party or its Affiliates against any other such party or its Affiliates shall be brought and determined in any federal court located in the Borough of Manhattan of the City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(l)          Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)         Counterparts.  This Agreement may be executed in two or more counterparts, and by facsimile or .pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart; provided, however, that if any Shareholder fails for any reason to execute, or perform its obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

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IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.

Platinum Infant Formula Holding Limited

By:	/s/ You-Bin Leng
Name: You-Bin Leng
Title: Director

Feihe International, Inc.

By:	/s/ David Dong
Name:David Dong
Title: Director

/s/ You-Bin Leng
You-Bin Leng

/s/ Sheng-Hui Liu
Sheng-Hui Liu

/s/ Hua Liu
Hua Liu

Schedule A

Shareholder Name	Address Facsimile	Existing Shares
You-Bin Leng	Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing 100016 People’s Republic of China Facsimile: +(86) 10 6431-9357	7,866,135
Sheng-Hui Liu	Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing 100016 People’s Republic of China Facsimile: +(86) 10 6431-9357	261,207
Hua Liu	Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing 100016 People’s Republic of China Facsimile: +(86) 10 6431-9357	51,783